UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2005

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 N.W. 60th Avenue, Miami, Florida	33014

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(305) 818-8000

________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

          At the August 10, 2005 meeting of the Board of Directors of Elizabeth Arden, Inc. (the "Company"), the Board approved an award of stock options (the "Stock Options") to purchase up to 424,000 shares of the Company's common stock $.01 par value per share (the "Common Stock") under its 2004 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Options vest over three years in equal thirds on the anniversary date of the award at an exercise price equal to the closing price of the Common Stock on the date of award and expire ten years from the date of award.

          The Board also approved the award of 199,000 shares of the Company's performance-based restricted stock ("PBRS") to certain managerial employees of the Company under the Stock Incentive Plan as recommended by the Compensation Committee of the Board of Directors (the "Committee"). One-third of the PBRS vest two years from the date of the award and the remaining two-thirds vest after three years from the date of award (the "Measurement Periods") if the Company achieves a cumulative annualized increase in earnings per diluted share of 10% over the fiscal years that comprise the Measurement Periods, excluding any one-time or extraordinary events (as determined by the Committee), and after giving effect to any stock splits or other recapitalizations. In order to vest, a person receiving a Stock Option or PBRS award must be employed by the Company on the date of vesting of such award, subject to certain exercise and vesting rights if an employee's termination of employment is due to their death or permanent disability.

          In connection with the Stock Option and PBRS awards, the named executive officers (defined in Regulation S-K Item 402(a)(3) and as set forth in the Company's Proxy Statement dated May 14, 2004) received the following awards:

Named Executive	Position	Stock Option Award	PBRS Award

E. Scott Beattie	Chairman of the Board and Chief Executive Officer	65,600	29,800
Paul West	President and Chief Operating Officer	32,600	14,800
Stephen J. Smith	Executive Vice President and Chief Financial Officer	15,000	6,800
Ronald Rolleston	Executive Vice President, Global Marketing	15,000	6,800
Joel B. Ronkin	Executive Vice President and Chief Administrative Officer	17,500	8,000

          Also, the Board approved, subject to approval of the Company's shareholders, the 2005 Management Bonus Plan (the "Management Bonus Plan"). The Management Bonus Plan provides for a cash bonus to attract, retain and motivate highly competent persons as executive officers of the Company on the basis of corporate based performance goals established for them under this plan and to ensure that cash bonus payments are in accordance with the arrangements established by the Committee and approved by the Board. In addition, the Board approved the Committee's recommendation that the Company's earnings before interest, taxes, depreciation and amortization and earnings per diluted share targets be used as the corporate based performance goals for purposes of awarding bonuses under the Management Bonus Plan for the fiscal year ended June 30, 2006. Bonuses paid under the Management Bonus Plan are intended to be exempt from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition, the Board of Directors approved the 2005 Performance Bonus Plan (the "Performance Bonus Plan") which provides for the potential to earn a cash bonus for executive officers of the Company (currently excluding Messrs. Beattie and West) on the basis of individual criteria for each participant under this plan for the fiscal year ended June 30, 2006.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: August 15, 2005	By: /s/ Joel B. Ronkin

Joel B. Ronkin Executive Vice President and Chief Administrative Officer